EXHIBIT 21

JACOBS ENGINEERING GROUP INC.

LIST OF SUBSIDIARIES

The following table sets forth all subsidiaries of the Company other than subsidiaries that, when considered in the aggregate, would not constitute a significant subsidiary, including the percentage of issued and outstanding voting securities beneficially owned by the Company.

Jacobs Government Services Company, a California corporation	100.00%
Jacobs Field Services North America Inc., a Texas corporation	100.00%
Jacobs Field Services Ltd., a Canadian corporation	100.00%
Triton Industrial Group Ltd., a Canadian corporation	100.00%
Triton Construction Ltd., a Canadian corporation	100.00%
Triton Projects, a Canadian corporation	100.00%
JE Remediation Technologies Inc., a Louisiana corporation	100.00%
Jacobs Maintenance Inc., a Louisiana corporation	100.00%
Jacobs Consultancy Inc., a Texas corporation	100.00%
Jacobs P&C US Inc., a Delaware corporation	100.00%
Jacobs PSG Inc., a Delaware corporation	100.00%
Jacobs P&C Inc., a Delaware corporation	100.00%
Jacobs Minerals, Inc., a Delaware corporation	100.00%
DSI Constructors Inc., a Delaware corporation	100.00%
Jacobs Professional Services Inc., a Delaware corporation	100.00%
Jacobs Fields Services Americas Inc., a Delaware corporation	100.00%
Jacobs Engineering Inc., a Delaware corporation	100.00%
CODE International Assurance Ltd., a Nevada corporation	100.00%
Jacobs Engineering SA, a Moroccan corporation	50.00%
Jacobs Engineering España, S.L., a Spanish corporation	100.00%
Neste Jacobs Oy, a corporation of Finland	40.00%
Rintekno Oy, a corporation of Finland	100.00%
Jacobs Engineering Ireland Limited, a Republic of Ireland corporation	100.00%
Jacobs Engineering de México, S.A. de C.V., a Mexican corporation	100.00%
Jacobs Luxembourg, Sarl, a Luxembourg corporation	100.00%
Jacobs Holding France SAS, a French corporation	100.00%
Jacobs France SAS, a French corporation	100.00%
Jacobs Italia, SpA, an Italian corporation	100.00%
Jacobs Morocco SARLAU, a Moroccan corporation	100.00%
Jacobs Nucléaire SAS, a French corporation	100.00%
Jacobs Spain S.L., a Spanish corporation	100.00%
Jacobs Engineering Deutschland GmbH, a German corporation	100.00%
Jacobs Projects GmbH, a German corporation	100.00%
Jacobs Nederland B.V., a Netherlands corporation	100.00%
Jacobs Process B.V., a Netherlands corporation	100.00%
Jacobs Russia LLC, a Russian corporation	100.00%
Jacobs Norway AS, a Norwegian corporation	100.00%
Jacobs Chile S.A., a Chilean corporation	100.00%
Jacobs Peru S.A., a Peruvian corporation	100.00%
Chemetics Inc., a Canadian corporation	100.00%
Jacobs Minerals Canada Inc. a Canadian corporation	100.00%
Jacobs Österreich GmbH, an Austrian corporation	100.00%
Jacobs Advanced Manufacturing B.V., a Netherlands corporation	100.00%
Jacobs Nuclear Engineering Services Private Ltd., an India corporation	100.00%
Jacobs Belgïe N.V., a Belgian corporation	100.00%
Jacobs Sverige A.B., a Swedish corporation	100.00%
Jacobs UK Holdings Limited, a corporation of England and Wales	100.00%
Jacobs Engineering U.K. Limited, a corporation of England and Wales	100.00%

EXHIBIT 21

Jacobs Process Limited, a corporation of England and Wales	100.00%
Jacobs E&C Limited, a corporation of England and Wales	100.00%
Jacobs E&C International Limited, a corporation of England and Wales	100.00%
Jacobs Matasis (Pty) Ltd., a corporation of South Africa	74.00%
Sula Systems Ltd., a corporation of England and Wales	100.00%
Jacobs Consultancy Ltd.,, a corporation of England and Wales	100.00%
Jacobs Industrial Services U.K. Ltd, a corporation of England and Wales	100.00%
Lindsey Engineering Services Ltd, a corporation of England and Wales	100.00%
Jacobs L.E.S. Limited, a corporation of England and Wales	100.00%
Jacobs Engineering India Private Limited, an India corporation	100.00%*
HGC Constructors Private Ltd.	100.00%
Gibb Holdings Limited, a corporation of England and Wales	100.00%
Jacobs U.K. Limited, a corporation of Scotland	100.00%
Babtie International Limited, a corporation of Scotland	100.00%
Jacobs Consultancy Spol s.r.o, a Czech Republic corporation	100.00%
Ringway Babtie Limited, a corporation of England and Wales	25.00%
Le Crossing Company Limited, a corporation of England and Wales	57.00%
Jacobs China Limited, a Hong Kong corporation	100.00%
Jacobs Macau Limited, a Macau corporation	100.00%
BEAR Scotland Limited, a corporation of Scotland	25.00%
Ringway Jacobs Limited, a corporation of England and Wales	50.00%
JacobsGIBB Limited, a corporation of England and Wales	100.00%
Westminster & Earley Services Ltd, a corporation of England and Wales	100.00%
Thistle Water Ltd., a corporation of England and Wales	30.00%
Jacobs Suomi Oy, a corporation of Finland	100.00%
JEG Acquisition Company Limited, a corporation of England and Wales	100.00%
AWE Management Limited, a corporation of England and Wales	33.34%
Jacobs, Zamel and Turbag Consulting Engineers Company, a Saudi Arabian professional services partnership	60.00%
Jacobs International Holdings Inc., a Delaware corporation	100.00%
Jacobs Hellas A.E. a Greek corporation	100.00%
Jacobs Polska S.p z.o.o., a Polish corporation	100.00%
Jacobs Puerto Rico Inc., a Puerto Rican corporation	100.00%
Jacobs Panama Inc., a Panamanian corporation	100.00%
Jacobs Holdings Singapore Pte. Limited., a Singapore corporation	100.00%
Jacobs Constructors Singapore Pte. Limited, a Singapore corporation	100.00%
Jacobs Engineering Singapore Pte. Limited., a Singapore corporation	100.00%
Consulting Engineering Services (India) Private Limited, an India corporation	70.00%
Consulting Engineering Services LLC, a Sultanate of Oman corporation	70.00%
Jacobs Projects (Shanghai) Co., Ltd., a Peoples Republic of China corporation	100.00%
Jacobs Construction Engineering Design Consulting (Shanghai) Co., Ltd., a Peoples Republic of China corporation	100.00%
Babtie Asia Pte Limited, a Singapore corporation	100.00%
Jacobs Canada Inc., a Canadian corporation	100.00%
Jacobs Industrial Services Limited., a Canadian corporation	100.00%
Jacobs Consultancy Canada Inc., a Canadian corporation	100.00%
Jacobs DCSA Saudi Arabia Limited., a Saudi Arabian corporation	60.00%
Jacobs Advisers Inc., a California corporation	100.00%**
Jacobs Civil Consultants Inc., a New York corporation	100.00%
JE Professional Resources Inc., a California corporation	100.00%

EXHIBIT 21

Jacobs Technology Inc., a Tennessee corporation	100.00%
Jacobs Australia Pty Limited, an Australian corporation	100.00%
Jacobs E&C Australia Pty Ltd., an Australian corporation	100.00%
TYBRIN Corporation, a Florida corporation	100.00%
Jacobs Strategic Solutions Group, Inc.	100.00%
Jacobs Industrial Services Inc., a Delaware corporation	100.00%
CRSS International Inc., a South Carolina corporation	100.00%
Jacobs Engineering New York Inc., a New York corporation	100.00%
Jacobs Telecommunications Inc., a New Jersey corporation	100.00%
Edwards and Kelcey Caribe Inc., a Puerto Rico corporation	100.00%
Edwards and Kelcey Design Services Inc., an Illinois corporation	100.00%
Edwards and Kelcey Partners LLP, a New Jersey corporation	99.00%
Jacobs Project Management Co. a Delaware corporation	100.00%
LeighFisher Inc., a Delaware corporation	100.00%
LeighFisher Canada Inc., a Canadian corporation	100.00%
LeighFisher Holdings Ltd., a corporation of England and Wales	100.00%
LeighFisher Ltd., a corporation of England and Wales	100.00%
LeighFisher (India) Pvt. Ltd., a corporation of India	100.00%

*	Ownership is divided between Jacobs Engineering Inc. and Jacobs Engineering U.K. Limited
**	Ownership is divided between Jacobs Engineering Inc. and Jacobs Canada Inc.